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         THIS SECOND AMENDED OPTION AGREEMENT dated the 1st day of June, 2001, is made


BETWEEN:

           ALFA UTILITY SERVICES, INC., a corporation incorporated under the laws of the state of Delaware; (hereinafter called the "Optionor")

           - and -

           815748 ONTARIO LIMITED, a corporation incorporated under the laws of the province of Ontario; (hereinafter called the "Optionee")


                         SECOND AMENDED OPTION AGREEMENT


         WHEREAS the Optionee is the holder of Five Hundred (500) Class "A" Preference Shares in Alfa Utility Services Inc. ("Alfa Canada");


         AND WHEREAS this Amended Option Agreement adds the Section 2.02, last sentence deferral of exchange option exercisability until June 1, 2003, having previouly added the Section 2.2 redemption waiver until June 1, 2003;


         AND WHEREAS the Optionor desires to grant to the Optionee an option to exchange all or part of its Class "A" Preference Shares of Alfa Canada into Common Shares of the Optionor at an exchange rate of Four Thousand (4,000) Common Shares for each One (1) Class "A" Preference Shares exchanged; and,

         NOW THEREFORE in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                 Interpretation
1.0      DEFINITIONS

         As used in this Agreement, the following words and phrases shall have the following meanings:

         (a) "Closing Date" means the date 10 days after the exercise by the Optionee of its rights to exchange the Shares hereunder;


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1.2      EXTENDED MEANINGS

         In this Agreement, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.
1.3      HEADINGS

         Articles and section headings are not to be considered part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

                                   ARTICLE II
                          Option for Exchange of Shares

2.0      OPTION FOR EXCHANGE OF SHARES

         The Optionor hereby grants to the Optionee the irrevocable right to exchange all or part of its Class "A" Preference Shares of Alfa Canada for Common Shares of the Optionor (the "Exchange Option") at the rate of One (1) Class "A" Preference Share of Alfa Canada for Four Thousand (4,000) Common Shares of the Optionor. The Optionee shall give the Optionor ten (10) days notice in writing of the exercise of this Option. This Option shall be open for a period of five (5) years and may be exercised with respect to all or part of the Optionee's Class "A" Preference Shares at any time or times during the said five (5) year term by the Optionee. This Option will expire on May 31, 2006. The parties hereto agree and covenant that this exchange option cannot be exercised until June 1, 2003.

2.1      EXCHANGE OF SHARES

         On the Closing Date and subject to the terms and conditions hereof, the Optionor and Optionee shall exchange the Shares as set out in Section
         2.0 above.

2.2      REDEMPTION OF SHARES

         The parties hereto agree and covenant that they shall not redeem the Class "A" Preference Shares of Alfa Canada for a period of two (2) years from the date hereof. A legend shall be hand printed or typed conspicuously on the face of each present and future Class A certificate until June 1, 2003 to the effect of "Not redeemable until June 1, 2003, per the issuer's June 1, 2001 Amended Option Agreement from Alfa Utility Services, Inc., a Delaware corporation."




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                                   ARTICLE III
                         Representations and Warranties

3.0      REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

         The Optionor hereby represents and warrants as follows in favour of the Optionee and hereby acknowledges and confirms that the Optionee is relying upon such representations and warranties in connection with the Exchange Option:

         (a) the Optionor is not insolvent, has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property;

3.1      REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

         The Optionee hereby represents and warrants as follows and hereby acknowledges and confirms that the Optionor is relying upon such representations and warranties in connection with the Exchange Option:

         (a) the Optionee is not insolvent, has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against its, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have its self declared bankrupt or to wind-up, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property.

                                   ARTICLE IV

                                    Covenants
4.0      COVENANTS OF THE OPTIONOR

         The Optionor hereby covenants in favour of the Optionee that:

         (a) it will cause all necessary steps and proceedings to be taken to permit the Common Shares to be duly and regularly issued and transferred to the Optionee on the Closing Date in exchange for Class "A" Preference Shares of Alfa Canada.

4.1      COVENANTS OF THE OPTIONEE

         The Optionee hereby covenants in favour of the Optionor that:

         (a) it will transfer and endorse over in favour of the Optionor any Class "A" Preference Shares in Alfa Canada to be exchanged for Common Shares of the Optionor

                                    ARTICLE V

                                 Closing Matters

5.0      CONDITIONS OF CLOSING FOR THE OPTIONOR'S BENEFIT

         The Optionor shall not be obliged to complete the "Exchange Option" herein unless on the Closing Date, the following conditions have been satisfied, it being understood that the said conditions are included for the exclusive benefit of the Optionor and may be waived in writing in whole or in part by the Optionor at any time:

         (a) the Optionee shall have delivered to the Optionor the Class "A" Preference Shares of Alfa Canada to be exchanged for Common Shares; and

         (b) the Optionee shall have performed all obligations required to be performed under this Agreement.

5.1      CONDITIONS OF CLOSING FOR THE OPTIONEE'S BENEFIT

         The Optionee shall not be obliged to complete the Exchange Option herein unless on the Closing Date, the following conditions have been satisfied, it being understood that the said conditions are included for the exclusive benefit of the Optionee and may be waived in whole or in part by the Optionee at any time:

         (a) the Optionor shall have delivered to the Optionee, duly endorsed for transfer sufficient Common Shares of the Optionor issued as paid and non-assessable to complete the Exchange Option;

         (b) the Optionor shall have performed all obligations required to be performed under this Agreement.

                                   ARTICLE VI

                           General Contract Provisions

6.1      FURTHER AND OTHER ACTS

         The parties hereto covenant and agree to sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

6.2      GOVERNING LAW

         This Agreement shall be governed by the laws of Canada to the extent they apply and by the laws of the province of Ontario.

6.3      TIME OF ESSENCE

         Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.4      ENTIRE AGREEMENT

         This Agreement shall constitute the entire agreement between the parties hereto with respect to all of the matters herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement shall not be amended except by a memorandum in writing signed by the parties hereto and any amendment hereof shall be null and void and shall not be binding upon any party which has not given its consent as aforesaid.

6.5      SUCCESSORS AND ASSIGNS

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

6.6      SURVIVAL

         The representations, warranties and covenants contained herein shall survive the Closing Date and shall not be merged upon the completion of the transfers contained herein.

         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.

SIGNED, SEALED AND         )        ALFA UTILITY SERVICES, INC.
DELIVERED in the           )        Per:
presence of
                           )       /s/ JOSEPH ALFANO
                                   ---------------------------
                           )       JOSEPH ALFANO - President

--------------------       )
Signature:                 )

                           )        815748 ONTARIO LIMITED

____________________       )        Per:

Name:                      )        /s/ JOSEPH ALFANO
____________________       )        ---------------------------
Signature:                 )        JOSEPH ALFANO - President
--------------------       )
Name:                      )






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